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                                                         EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of You Bet International, Inc.
(a development stage company)

     We consent to the use in this S-8 registration statement of our report dated April 10, 1998 on You Bet International, Inc.'s and subsidiaries consolidated financial statements.

                                         Weinbaum & Yalamanchi



Los Angeles, California
May 6, 1998